UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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MARSHALL EDWARDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Proposal 1 ELECTION OF DIRECTORS
Proposal 2 RATIFICATION OF INDEPENDENT AUDITORS
Proposal 3 CANCELLATION OF THE COMPANY’S COMMON STOCK FROM TRADING ON THE ALTERNATIVE INVESTMENT MARKET OF THE LONDON STOCK EXCHANGE
COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS, DIRECTORS AND CERTAIN STOCKHOLDERS
STOCK PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS’ FEES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CODE OF ETHICS
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
GENERAL
OTHER INFORMATION
APPENDIX A -- AUDIT COMMITTEE CHARTER

Marshall Edwards, Inc.
140 Wicks Road
North Ryde, New South Wales 2113
Australia
October 26, 2005
Dear Marshall Edwards Stockholder:
      You are cordially invited to attend the 2005 Annual Meeting of the Stockholders of Marshall Edwards, Inc., a Delaware corporation. The Annual Meeting will be held on Wednesday, November 30, 2005, commencing at 9:00 am (local time) at Manchester Grand Hyatt San Diego, located at One Market Place, San Diego, California. We look forward meeting with as many of our stockholders as possible.
      At the meeting, we will (i) elect two directors, (ii) act upon a proposal to ratify the appointment of our independent auditors for the fiscal year ending June 30, 2006, and (iii) act upon a proposal to voluntarily cancel the trading of the Company’s Common Stock on the Alternative Investment Market of the London Stock Exchange. There will also be a report on our business, and you will have an opportunity to ask questions about your company.
      It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are invited to complete, sign, date and return the enclosed proxy in the envelope provided.
      The Company’s Annual Report for the fiscal year ended June 30, 2005 is being mailed to you together with the enclosed proxy materials.
Yours sincerely,
/s/ Christopher Naughton
Christopher Naughton, President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
To Be Held on November 30, 2005
MARSHALL EDWARDS, INC.
140 Wicks Road
North Ryde, New South Wales 2113
Australia
October 26, 2005
To the Stockholders of Marshall Edwards, Inc.:
      Notice is hereby given that the Annual Meeting of Stockholders of Marshall Edwards, Inc., a Delaware corporation, has been called and will be held on Wednesday, November 30, 2005, at 9:00 a.m. (local time) at Manchester Grand Hyatt San Diego, located at One Market Place, San Diego, California, for the following purposes:

1.	To elect two members to the Board of Directors of the Company;

2.	To ratify the appointment of our independent auditors for the fiscal year ending June 30, 2006;

3.	To vote upon a proposal to voluntarily cancel the trading of the Company’s Common Stock on the Alternative Investment Market of the London Stock Exchange; and

4.	To consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.
      Only stockholders of record at the close of business on October 20, 2005, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.
      WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE. YOU MAY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE (NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES).

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David R. Seaton
David R. Seaton, Chief Financial Officer and Secretary

MARSHALL EDWARDS, INC.
140 Wicks Road
North Ryde, New South Wales 2113
Australia
PROXY STATEMENT
      This Proxy Statement is being furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of Marshall Edwards, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Wednesday, November 30, 2005, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. The Company’s Annual Report for the fiscal year ended June 30, 2005 accompanies this Proxy Statement. This Proxy Statement and the accompanying materials are expected to be first sent or given to stockholders of the Company on or about November 2, 2005.
      The close of business on October 20, 2005 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record as of that date of shares of the Company’s common stock, $0.00000002 par value per share (the “Common Stock”), are entitled to notice of and to vote at the Annual Meeting.
      Each share of the Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On October 20, 2005, there were 56,938,000 shares of Common Stock outstanding and entitled to vote.
      Execution of a Proxy by a stockholder will not affect such stockholder’s right to attend the Annual Meeting and to vote in person. Any stockholder who executes a Proxy has a right to revoke it at any time before it is voted by advising David R. Seaton, Secretary of the Company, in writing of such revocation, by executing a later-dated Proxy which is presented to the Company at or prior to the Annual Meeting, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy. Please note, however, that if your shares are held of record by a bank, broker or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
      The presence, in person or by Proxy, of the holders of one-third of the shares of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Assuming a quorum is met, the two nominees receiving a plurality of the votes of the shares of Common Stock present in person or by Proxy at the Annual Meeting and entitled to vote on the election of directors will be elected as directors. The affirmative vote of the holders of a majority of shares of Common Stock represented and voting at the meeting will be required to ratify the appointment of BDO as our independent auditors. The affirmative vote of the holders of seventy-five percent of shares of Common Stock represented and voted at the meeting will be required to approve the voluntary cancellation of the Company’s Common Stock from trading on the Alternative Investment Market of the London Stock Exchange.
      With regard to the election of directors, votes may be cast in favour or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors. You may vote either for or against or abstain from voting on the proposal to ratify the selection of BDO as our independent auditors. If you abstain from voting on this proposal, it will have the same effect as a vote against the proposal. You may vote either for or against or abstain from voting on the proposal to voluntarily cancel the trading of the Company’s Common Stock on the Alternative Investment Market of the London Stock Exchange. If you abstain from voting on this proposal, it will have the same effect as a vote against the proposal.
      Unless specified otherwise, the Proxies will be voted (i) FOR the election of all the nominees to serve as directors of the Company until the annual meeting in 2007 and until their successors are duly elected and qualified, (ii) FOR the ratification of the appointment of BDO as our independent auditors and (iii) FOR the voluntary cancellation of the Company’s Common Stock from trading on the Alternative Investment Market of the London Stock Exchange. In the discretion of the Proxy holders, the Proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

Proposal 1
ELECTION OF DIRECTORS
      Below are the two nominees for election to the Board of Directors to serve for terms expiring at the annual meeting in 2008 and until their respective successors have been duly elected and qualified. Our certificate of incorporation and bylaws provide that the authorized number of directors shall be determined by a resolution of the Board of Directors, but shall be between two and nine. The number of directors on the Board of Directors is currently fixed at six. Also, under our certificate of incorporation and bylaws, the Company’s Board of Directors is divided into three classes, with the classes serving three-year staggered terms. Each class contains one-third (or if that number is not a whole number, the whole number nearest one-third) of the directors, with members of each class holding office for a three-year term. Currently there are two directors whose terms expire in 2006, two directors whose terms expire in 2007 and two directors whose terms will expire at the Annual Meeting in 2005.
      The presence, in person or by Proxy, of the holders of one-third of the shares of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Assuming a quorum is met, the two nominees receiving a plurality of the votes of the shares of Common Stock present in person or by Proxy at the Annual Meeting and entitled to vote on the election of directors will be elected as directors.
Nominees
      The following table sets forth information, as of October 20, 2005, regarding the nominees.

Name	Positions Held with Company	Age

Professor Graham E. Kelly	Chairman and Director	60

Christopher Naughton	President, CEO and Director	52
Business Experience of Nominees
Professor Graham E. Kelly, age 60
BSc(Vet), BVSc, PhD
      Professor Kelly was appointed Chairman of the Board in 2000. Professor Kelly is the founder and the first managing director of Novogen Limited (“Novogen”). Professor Kelly was chairman of the Novogen Group from March 1997 until December 31, 2000. Professor Kelly was an executive director of Novogen from 1994 to September 2005 and is currently the Oncology Research Director of Novogen, a position he has held since 2000. Professor Kelly was chairman of Glycotex, Inc. (“Glycotex”), a subsidiary of Novogen from 1997 to September 2005. He is currently a director of Glycotex. Professor Kelly has spent nearly 30 years in medical research involving drug development, immunology, surgery and cancer. Professor Kelly was Senior Research Fellow in Experimental Surgery in the Faculty of Medicine at the University of Sydney and was appointed an Adjunct Professor of the University in May 2004. He developed the (1&3)(1&6)-ß-glucan and isoflavone intellectual property now owned by the Novogen Group. Professor Kelly’s term as a director expires at the annual meeting in 2005.
      Professor Kelly is one of a number of individuals who, and whose associated entities and advisors, have been the subject of investigations by certain Australian authorities relative to their alleged involvement in the evasion of Australian tax, fraud and money laundering. Professor Kelly has informed us that he does not believe that he has committed any wrongdoing and denies that he has been involved in any wrongdoing.
Christopher Naughton, age 52
BEc, LLB
      Mr. Naughton has been President, CEO and director of the Company since the Company’s inception in December 2000. Mr. Naughton has been the managing director of Novogen since March 1997. Mr. Naughton was appointed Chairman of Glycotex in September 2005. Mr. Naughton received degrees in Economics from the Australian National University and in Law from the University of New South Wales. He completed the

Program for Management Development at the Harvard Business School and is admitted to practice as an attorney in New South Wales. After working in merchant banking, he has spent the past 20 years in the pharmaceutical industry including appointments as a director of Wellcome Australia Limited and in world wide business development with the Wellcome Foundation Limited in the UK. Mr. Naughton’s term as a director expires at the annual meeting in 2005.
      The Board unanimously recommends that you vote “FOR” the election of Professor Graham E. Kelly and Christopher Naughton as directors of the Company.
Business Experience of Members Of The Board Continuing In Office

Members Whose Terms Expire at the Annual Meeting in 2006
Stephen Breckenridge, age 63, Director
M Tax, FCA, FTIA
      Mr. Breckenridge has been one of our directors since August 2003. Mr. Breckenridge has had over 25 years of experience in public practice as a chartered accountant in Australia and, since July 2004, has been the head of international transfer pricing for Australia and Asia at Baker & McKenzie (a global law firm) in Sydney. Mr. Breckenridge has been managing director of Breckenridge Consulting Pty Ltd since 2001, which provides independent tax and management advice to multi-nationals and small and medium enterprises, (SME’s). Until 2001, Mr. Breckenridge was a tax partner for 24 years with KPMG in Sydney where he provided corporate tax advice to a wide cross section of businesses in Australia and overseas with particular emphasis in more later years on international transfer pricing. Mr. Breckenridge has also been involved in the pharmaceutical and chemical industries over a long period including several industry association committees and leading industry focus groups within KPMG. From 2003 to 2004, Mr. Breckenridge was employed by Pitcher Partners Pty Ltd., an accounting firm in Sydney where he provided international tax advice to a broad range of businesses. Mr. Breckenridge holds a Master of Tax degree from the University of Sydney and is a fellow of the Institute of Chartered Accountants and the Tax Institute of Australia.
Professor David Morritz de Kretser, age 66, Director
AO FAA, FTSE, MBBS, MD, FRACP
      Professor de Kretser has been a director since April 2001. Professor de Kretser has been active in medicine and research for over 30 years, taking roles including Professor of the Department of Anatomy, Monash University, where he has served as a professor since 1978. Professor de Kretser has been employed by Monash University continuously since 1978. Professor de Kretser has served as the executive chair of the Monash Institutes of Health and Associate Dean for Biotechnology Department at Monash University since July 2001 and the director of the Australian Centre for Excellence in Male Reproductive Health since July 2001. He was founding director of the Monash Institute of Reproduction and Development and remains as the director of the Centre for Molecular Reproduction and Endocrinology within the institute. He has served on numerous international and national committees dealing with research and has experience on a number of professional editorial boards. Professor de Kretser has published over 400 research papers and has been invited to speak at numerous national and international conferences and symposiums on such topics such as fertility, andrology and endocrinology. Professor de Kretser’s research has led to a number of patents in Australia and overseas. He is an Officer of the Order of Australia, a Fellow of the Australian Academy of Science and a Fellow of the Australian Academy of Technological Sciences and Engineering.

Members Whose Terms Expire at the Annual Meeting in 2007
Mr. Philip Johnston, age 58, director
Dip Eng (Production)
      Mr. Johnston has been a director since April 2001. Mr. Johnston has more than 25 years experience in the pharmaceutical industry. He has been a non-executive director of Novogen, our parent company, since 1997 and chairman of Novogen since January 2001. Since June 2004, Mr. Johnston has been a non-executive director of LIPA Pharmaceuticals Limited. He is also the managing director of Qualcare Management Pty. Ltd. Mr. Johnston has been a director of Glycotex since September 2005. From June 1988 to September 1997, Mr. Johnston was an executive director of Wellcome Australia Limited. He was previously a director of two subsidiary companies of GlaxoWellcome. He has had responsibility for production, distribution, quality assurance and consumer product development and has been directly involved in the establishment of strategic alliances and joint ventures. Mr. Johnston has completed a number of executive development programs including programs at the University of New South Wales and the London Business School. Mr. Johnston is also a director of Lipa Pharmaceuticals Limited.
Professor Paul John Nestel, age 75, director
AO MD, FTSE, FRACP, FAHA, FCSAND
      Professor Nestel has been a director since April 2001. Professor Nestel has been a non-executive director of Novogen since September 2001. Since January 1995, Professor Nestel has been senior principal research fellow and head of the cardiovascular nutrition laboratory at the Baker Medical Research Institute, Victoria. Professor Nestel has also been a consultant physician at the Alfred Hospital, Melbourne. He is president of the International Life Sciences Institute (Australasia) and is a member of the board of directors of ILSI South East Asia. He was formally a clinical professor in medicine, The Flinders University of South Australia. Professor Nestel is an Officer of the Order of Australia.
Information About the Board of Directors and its Committees
      The Board of Directors has responsibility for the overall corporate governance of the Company.
      Four of the six Board members are also currently directors of Novogen. The Company is a “controlled corporation” within the meaning given to that term by Nasdaq because Novogen owns more than 50% of our voting power. As a controlled corporation, we are exempt from the requirement that our Board be composed of a majority of independent directors, however, a majority of the members of the Board of Directors are independent in accordance with Nasdaq requirements.
      The Board of Directors held a total of 12 meetings during the fiscal year ended June 30, 2005. Each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by the committees of the Board of Directors on which each director served, in each case during the periods in which he served. In addition to regularly scheduled meetings, the directors discharge their responsibility through telephone and other communications with each other and with the executive officers. As required under The Nasdaq Stock Market listing standards, the independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled meetings of the Board of Directors. All of the directors, except Professor de Kretser, are expected to attend the Company’s annual meeting of stockholders. All six of the Company’s directors attended the 2004 annual meeting of stockholders.
      The Board has established an Audit Committee to oversee our financial matters and a Remuneration Committee to review the performance of executive directors and their remuneration.

Audit Committee
      The Audit Committee is responsible for overseeing financial and accounting activities. The Audit Committee’s responsibilities include the annual appointment of independent auditors and the review of the scope of audit and non-audit assignments and related fees, the accounting principles used in financial reporting, internal auditing and our internal control procedures. The members of the Audit Committee are Mr. Stephen Breckenridge (chairman), Mr. Philip Johnston, Professor de Kretser and Professor Nestel, all of whom are independent as defined by applicable Nasdaq and SEC rules. The Board of Directors has also determined that Mr. Stephen Breckenridge is an “audit committee financial expert” as defined by SEC rules. The Company has adopted a written audit committee charter which is available on the Company’s website at www.marshalledwardsinc.com and is attached hereto as Appendix A.

      The Audit Committee held 8 meetings during the fiscal year ended June 30, 2005. Three of our members of the Audit Committee attended all of the meetings and one attended 6 of our meetings.

Remuneration Committee
      The Remuneration Committee generally reviews the performance of the executive directors and sets their remuneration. The Remuneration Committee also has the power to make recommendations to the full Board concerning the allocation of share options to directors and employees. The remuneration and terms of appointment of non-executive directors is set by the Board of Directors. The members of the Remuneration Committee are Mr. Philip Johnston, Professor de Kretser, Mr. Stephen Breckenridge and Professor Nestel.
      Because the Company has no employees and no remuneration was paid directly to the Chief Executive Officer or to any of the other executive officers of the Company, there were no meetings held of the Remuneration Committee during the fiscal year ended June 30, 2005.

Nominating Committee
      As a “controlled corporation”, the Company is not subject to the Nasdaq rules requiring (i) Board of Director nominations to be selected, or recommended for the Board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors on the Board, and (ii) each Nasdaq-listed company to have a formal written charter or Board resolutions addressing the nominating process. The duties and responsibilities typically delegated to a nominating committee are included in the responsibilities of the entire Board. Accordingly, during the year ended June 30, 2005, the Company did not have a separately established Nominating Committee. The Board does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate Nominating Committee.
Communications with the Board
      The stockholders may communicate with the Board of Directors including non-executive directors or officers by sending written communications addressed to such person or persons in care of Marshall Edwards, Inc., 140 Wicks Road, North Ryde NSW 2113, Australia. All communications will be compiled by the Secretary and submitted to the addressee. If the Board modifies this process, the revised process will be posted on the Company’s website.

Proposal 2
RATIFICATION OF INDEPENDENT AUDITORS
      The Audit Committee and the Board of Directors have selected BDO as independent auditors to audit the financial statements of the Company for the fiscal year ending June 30, 2006. The Board of Directors is submitting the appointment of BDO to the stockholders for ratification as a matter of good corporate practice.
      The affirmative vote of the holders of a majority of shares represented and voting at the meeting will be required to ratify the appointment of BDO. Stockholders may vote either for or against or abstain from voting on the proposal to ratify the selection of BDO as the Company’s independent auditors. If a stockholder abstains from voting on this proposal, it will have the same effect as a vote against the proposal.
      In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint different independent auditors at any time if it determines that such a change would be in our stockholders’ best interest.
      Representatives of BDO are not expected to be present at the Annual Meeting.
      The Audit Committee and the Board of Directors recommend the stockholders vote “FOR” the ratification of BDO to act as independent auditors for the fiscal year ending June 30, 2006.
      BDO served as the Company’s independent accountants to audit the Company’s fiscal year ended June 30, 2005.
      Ernst & Young served as the Company’s independent accountants to audit the Company’s fiscal year ended June 30, 2004. Ernst & Young LLP served as the Company’s independent accountants to audit the Company’s fiscal year ended June 30, 2003. Ernst & Young were dismissed as our independent auditors and principle outside accountants effective September 12, 2004 and were replaced by BDO. The Audit Committee approved the dismissal of Ernst & Young and the Board of Directors ratified the Audit Committee’s dismissal of Ernst & Young. The Audit Committee approved the appointment of BDO effective from September 12, 2004. The appointment of BDO occurred following a bid process which the Company regularly undertakes to ensure it receives cost effective audit services.
      Ernst &Young’s and Ernst & Young LLP’s respective reports on the Company’s financial statements for the fiscal years ended June 30, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
      During the Company’s two most recent fiscal years, there were no disagreements, as that term is described in Item 304(a)(1)(iv) of Regulation S-K of the Securities and Exchange Commission, between the Company and Ernst &Young or Ernst &Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst &Young or Ernst &Young LLP, would have caused Ernst &Young or Ernst &Young LLP to make reference to the subject matter of the disagreement in connection with its report.
      During the Company’s two most recent fiscal years, there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except for a material weakness in the Company’s internal control for the year ended June 30, 2004 which was identified and disclosed in Item 9a in the Registrant’s Annual Report on Form 10-K for the years ended June 30, 2004 and June 30, 2005. Specifically, the Company noted that the personnel and management of Novogen who perform the Company’s accounting and financial reporting functions pursuant to a services agreement, are not sufficiently expert in U.S. GAAP and the requirements of the Securities and Exchange Commission and the Public Company Accounting Oversight Board and that this lack of expertise represents a material weakness in the operation of the Company’s internal control over financial reporting. It was further noted that the Company’s system of financial reporting was not designed to prepare financial statements in accordance with U.S. GAAP and that the Company’s system of internal control, in particular its processes to review and analyze elements of the financial statement close process and prepare consolidated financial statements in accordance with U.S. GAAP, has not reduced to a relatively low level the risk that errors in amounts that would be material in relation to those financial statements may occur and may not be detected within a timely period by management in the normal course of business.
      See the Audit Committee Report included in this Proxy Statement for more information on the corrective plans the Company has in place to address these matters.
      The Company has authorized Ernst & Young to respond fully to the inquiries of BDO regarding these matters.
      During the Company’s two most recent fiscal years ended June 30, 2004 and 2005, the Company did not consult BDO on (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) the subject of any disagreement or reportable event.

Proposal 3
CANCELLATION OF THE COMPANY’S COMMON STOCK
FROM TRADING ON THE ALTERNATIVE INVESTMENT MARKET
OF THE LONDON STOCK EXCHANGE
      The Board of Directors is submitting for the stockholders’ approval the voluntary cancellation of trading of the Company’s Common Stock on the Alternative Investment Market of the London Stock Exchange.
      The Board of Directors previously adopted a resolution, effective October 4, 2005, authorizing and approving the cancellation of the Company’s Common Stock from trading on the Alternative Investment Market, pending receipt of the approval of seventy-five percent of the stockholders present and voting at the Annual Meeting.
      The Rules of the London Stock Exchange require that a company seeking cancellation of the trading of any class of securities on the Alternative Investment Market receive the consent of seventy-five percent of the votes cast by holders of those securities at a stockholders’ meeting.
      Stockholders may vote either for or against or abstain from voting on the proposal to voluntarily cancel the trading of the Company’s Common Stock on the Alternative Investment Market. If a stockholder abstains from voting on this proposal, it will have the same effect as a vote against the proposal.
      The Company originally listed its Common Stock on the Alternative Investment Market in 2002. At the time, the Company had only been in existence for two years and could not satisfy many of the listing requirements of the larger U.S. or foreign exchanges and automated dealer quotation systems. Unlike certain other U.S. and foreign exchanges, the Alternative Investment Market does not require companies to maintain a minimum number of publicly traded shares outstanding at any given time, nor does it require companies to maintain a minimum market capitalization. The Company gained access to the public market during the early stages of its development by listing its Common Stock on the Alternative Investment Market.
      By 2003, the Company had grown and developed to the point where it qualified for listing on the Nasdaq National Market. The Company listed its Common Stock on the Nasdaq National Market in December 2003. Since this time, the Company has enjoyed satisfactory trading volume in addition to other benefits of trading as a public company in the U.S.
      The Board of Director’s recommendation to cancel the trading of the Company’s Common Stock on the Alternative Investment Market is based on (i) the decreased trading volumes recently experienced by the Company on the Alternative Investment Market for the fourth quarter of the Company’s fiscal year ended June 30, 2005, (ii) the reality that the overwhelming majority of the Company’s stockholders trade their shares of Common Stock on the Nasdaq National Market and (iii) the costs associated with continuation of the trading of the Company’s Common Stock on the Alternative Investment Market.
      The Company’s trading volume on the Alternative Investment Market for the fourth quarter of the Company’s fiscal year ended June 30, 2005, was 20,655 shares of Common Stock, representing a decrease of fifty-six percent compared to the trading volume of 47,657 shares of Common Stock reported by the Company during its third quarter for 2005.
      The Nasdaq National Market has become the Company’s primary trading market over which the overwhelming majority of the Company’s stockholders trade their Common Stock. For the fiscal year ended June 30, 2005, the Company’s reported trading volume on the Nasdaq National Market was ninety-eight percent higher than the Company’s reported trading volume on the Alternative Investment Market. The Company’s membership with the Nasdaq National Market also enables it to enjoy all of the benefits available to a company traded publicly over a major U.S. market.

      The Company also incurs ongoing costs, including U.K. legal fees, listing fees and nominated advisor fees in connection with the continued listing of its Common Stock on the Alternative Investment Market.
      Given the Company’s recent decrease in trading volume on the Alternative Investment Market, the substantially higher trading volumes on the Nasdaq National Market and the expenses associated with continuing to trade the Company’s Common Stock on the Alternative Investment Market, the costs associated with continuing to trade the Company’s Common Stock on the Alternative Investment Market outweigh the benefits of cancelling the trading of the Company’s Common Stock on the Alternative Investment Market.
      The continuation of trading of the Company’s Common Stock on the Alternative Investment Market no longer provides satisfactory benefits to the Company’s stockholders
      The Board of Directors recommend the stockholders vote “FOR” the cancellation of the Company’s Common Stock from trading on the Alternative Investment Market of the London Stock Exchange.

COMPENSATION AND OTHER INFORMATION
CONCERNING OFFICERS, DIRECTORS
AND CERTAIN STOCKHOLDERS
Executive Officers
      Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding our executive officers as of October 20, 2005.

Name	Position Held	Age

Professor Graham E. Kelly	Chairman	60

Christopher Naughton	President and Chief Executive Officer	52

David R. Seaton	Chief Financial Officer and Secretary	51
      See “Proposal No. 1 — Election of Directors” for biographical information regarding Professor Kelly and Mr. Naughton, who are nominees to be voted as members of the Board of Directors at the Annual Meeting.
David Ross Seaton
B Bus KCAE, M Com UNSW, CPA
      Mr. Seaton has been our Chief Financial Officer and Secretary since December 2000 and has been Chief Financial Officer of Novogen since September 1999. Mr. Seaton has been a director of Glycotex since September 2005. He holds a degree in Business Studies as well as a Master of Commerce Degree from the University of New South Wales. He has completed management development programs at Northwestern University in Chicago as well as Duke University and the London Business School. He has 20 years experience in the pharmaceutical industry. Prior to joining Novogen in 1999 he was Finance Director of GlaxoWellcome Australia Limited from 1995 to 1999.
Director and Executive Remuneration

Directors
      Directors, who are not officers of the Company receive directors’ fees of $A30,000 per annum (approximately US$22,854 based upon an exchange rate of US$0.7618/ A$1.00 as at June 30, 2005). Professor Kelly and Mr. Naughton do not receive any remuneration for performing their duties as directors.

Executive Officers
      The executive officers, Professor Kelly, Mr. Naughton and Mr. Seaton are also executive officers of Novogen and do not receive any remuneration directly from the Company in performing their duties as executive officers. At the present time, their services are provided pursuant to the Company’s services agreement with Novogen which is described in this Proxy Statement under “Certain Transactions”.

Equity Compensation Plan Information
      The following table sets forth, as of June 30, 2005 outstanding awards and shares remaining available for future issuance under the Company’s compensation plans under which equity securities are authorized for issuance.

(a)
	Number of		(c)
	Securities to be		Number of
	Issued Upon	(b)	Securities
	Exercise of	Weighted-Average	Remaining Available
	Outstanding	Exercise Price of	for Future Issuance
	Options, Warrants	Outstanding Options,	Under Equity
Plan Category	and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	Not Applicable	$ Not Applicable	Not Applicable
Equity compensation plans not approved by security holders(1)	None	$ Not Applicable	Indeterminable
Total	None	$ Not Applicable	Indeterminable

(1)	Our employee share option plan provides our directors, employees, employees of our affiliates and certain of our contractors and consultants with the opportunity to participate in our ownership. Our remuneration committee addresses participation, the number of options offered and any conditions of exercise. In making these determinations the committee will generally consider the participant’s position and record of service to us and our affiliates and potential contribution to the growth of us and our affiliates. Any other matters tending to indicate the participant’s merit may also be considered. Options will be exercisable between two years and five years after grant, unless otherwise determined by the committee appointed by the board. Options granted will be exercisable at a price determined by the committee at the time of issue (and will be subject to adjustment in accordance with the terms of the plan). Other key terms of the plan include:

•	Options will lapse if the participants cease to be engaged by us or our affiliates. The committee will have the discretion to waive this provision.

•	The terms of the plan also provide for adjustments to the rights of an option holder as a result of a reorganization of our capital or other corporate event. The holder of an option is not permitted to participate in any distribution by us or in any rights or other entitlements issued by us to stockholders in respect of our shares unless the options are exercised prior to the relevant record; and

•	All options vest on the occurrence of certain events such as a change of control, as defined in the share option plan
      The plan also contains standard provisions dealing with matters such as administration of the plan, amendment of the plan and termination or suspension of the plan.

STOCK PERFORMANCE GRAPH
      The graph set forth below compares the change in the Company’s cumulative total stockholder return on its Common Stock between December 18, 2003 (the date the Common Stock commenced public trading) and June 30, 2005 with the cumulative total return of the NASDAQ Composite Index and the NASDAQ Biotechnology Index during the same period. This graph assumes the investment of $100 on December 18, 2003 in the Company’s Common Stock and each of the comparison groups and assumes reinvestment of dividends, if any. The Company has not paid any dividends on the Common Stock, and no dividends are included in the report of the Company’s performance. This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

	12/18/03	6/30/04	6/30/05

Marshall Edwards, Inc. Common Stock	$100.00	$99.07	$95.07

NASDAQ Composite Index	$100.00	$104.68	$105.15

NASDAQ Biotechnology Index	$100.00	$107.78	$98.00

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      None of the Company’s directors or executive officers owns any shares of the Company’s Common Stock. The following table sets forth information with respect to the beneficial ownership, as of September 12, 2005, of shares of Common Stock of the Company by each person known to beneficially own more than 5% of the Company’s Common Stock as of the record date.

		Percentage
	Number of Shares	of Shares
Name of Beneficial Owner	Beneficially Owned	Beneficially Owned

Novogen Limited(1)	49,500,000	86.9%
140 Wicks Road
North Ryde,
New South Wales 2113
Australia

(1)	Novogen Limited has sole voting and investment power with respect to the shares of common stock shown.

CERTAIN TRANSACTIONS
      Our agreements with Novogen are each summarized below. Each of these agreements was approved by a majority of our independent directors who did not have an interest in the transaction. We believe that each of our agreements with Novogen is on terms as favorable to us as we could have obtained from unaffiliated third parties. The following description is only a summary of what we believe are the material provisions of the agreements.
The License Agreement
      Novogen’s subsidiary, Novogen Research Pty Limited, has granted our subsidiary, Marshall Edwards Pty Limited, a world-wide, non-transferable license under its patents and patent applications and in its licensed know-how to conduct clinical trials and commercialize and distribute phenoxodiol products. We and Novogen have each guaranteed the obligations of our respective subsidiaries under this license agreement. See “Guarantee and Indemnity Agreement.” The license is exclusive until the expiration or lapsing of the last relevant Novogen patents or patent applications in the world, which we expect will be no earlier than August 29, 2017, and thereafter is non-exclusive for the remainder of the term of the agreement. The license grants us the right to make, have made, market, distribute, sell, hire or otherwise dispose of phenoxodiol products in the field (the “Field”) of prevention treatment or cure of cancer in humans by pharmaceuticals delivered in all forms except topical applications
      We are obliged to continue current and undertake further clinical trials of phenoxodiol, and are responsible for paying for all materials necessary to conduct clinical trials. We must conduct all such trials diligently and professionally, must use reasonable endeavors to design and conduct clinical trials to generate outcomes which are calculated to result in regulatory approval of phenoxodiol products. We must also keep proper records of all clinical trials and allow Novogen to inspect those records.
      All intellectual property rights in the medication, trial protocols, results of the clinical trials, case report forms and any other materials used in the conduct of the clinical trials are assigned by us to Novogen and we must not publish the results of clinical trials without the prior written consent of Novogen. Each party must disclose to the other party developments, improvements, enhancements or new know-how in relation to the phenoxodiol product which are made or acquired by either party.
      We may not sub-license, sub-contract, or engage agents without the prior written consent of Novogen. Any proposed sub-contractors and agents must first agree in writing to comply with certain confidentiality obligations and to assign to Novogen all intellectual property rights in the Field created or acquired by them in the course of their engagement.

Marketing and Commercialization
      We may market and commercialize phenoxodiol products under the license in any manner we think fit, so long as we conduct any marketing and commercialization activities on a commercially reasonable basis in compliance with applicable laws and regulations, comply with reasonable directions given by Novogen, act in a manner which we consider to be most beneficial to the interests of us and Novogen, and otherwise act in good faith to Novogen. All advertising and promotional material must he submitted to Novogen for prior approval.

Fees, Charges and Costs
      The following table summarizes our responsibility for fees, charges and costs under the license agreement.
      Marshall Edwards Pty Limited paid $5,000,000 to Novogen in February 2004 which was the first lump sum license fee payment due under the terms of the license agreement. Also, Marshall Edwards Pty Limited paid $2,000,000 to Novogen in January 2005 which was the annual milestone license fee payment due under terms of the license agreement. Future amounts payable to Novogen under terms of the license agreement are as follows:

1. A second lump sum license fee of $5,000,000 is payable to Novogen on November 1, 2003 or such later date when the cumulative total of all funds received from debt or equity issuances and revenue received from commercialization (income other than sales) and sales of phenoxodiol products exceeds $50,000,000.

2. In addition to the amounts above, until the expiration of the exclusivity period of the license, Marshall Edwards Pty Limited must pay Novogen 2.5% of all net sales and 25% of commercialization income. After the exclusivity period of the license, 1.5% of net sales must be paid to Novogen.

3. Amounts payable for annual milestone license fees under the license agreement for the calendar years ended December 31 are as follows:

Calendar Year

2005	$4,000,000
Each calendar year thereafter	$8,000,000
      The exclusivity period of the license ends on the later of:

(a) the date of expiration or lapsing of the last patent right in the patents and patent applications set out in the license agreement with Novogen; or

(b) the date of expiration or lapsing of the last licensed patent right in which Marshall Edwards Pty Limited would, but for the license granted in the license agreement, infringe in any country in the territory covered by the license agreement by doing in that country any of the things set out in the license agreement.
      For the fiscal year ended June 30, 2005 we have included $3,000,000 as a license fee expense in our consolidated statements of operations.

Termination
      We may terminate the license agreement at any time, by giving three months’ notice to Novogen. We may also terminate the agreement if Novogen commits a breach of any of its material obligations under the agreement, becomes the subject of certain bankruptcy proceedings or is unable to lawfully perform its obligations. Novogen may terminate the agreement if we commit a breach of any of our material obligations under the agreement, become the subject of certain bankruptcy proceedings or are unable to lawfully perform our obligations. Novogen may also terminate the agreement immediately if a change of control, as defined in the license agreement, occurs without the consent of Novogen.
The Manufacturing License and Supply Agreement
      Our subsidiary, Marshall Edwards Pty Limited has granted to Novogen’s subsidiary, Novogen Laboratories Pty Limited, an exclusive, non-transferable sub-license to manufacture and supply phenoxodiol to us in its primary manufactured form. We and Novogen have each guaranteed the obligations of our respective subsidiaries under this manufacturing license and supply agreement. See “Guarantee and Indemnity Agreement.” Novogen must not sublicense its rights or engage agents or subcontractors to exercise its rights or perform its obligations under the agreement without our prior written consent.

Supply of Phenoxodiol
      We provide to Novogen rolling forecasts quarterly of our estimated supply requirements for phenoxodiol, and issue purchase orders for phenoxodiol to Novogen specifying the volume of phenoxodiol required. Novogen must confirm the quantity it is able to supply to fulfill the purchase order within 5 business days of receiving the purchase order. Novogen must then supply the volume of phenoxodiol it agreed to supply, and must otherwise use all reasonable endeavors to fulfill the purchase order. Novogen must manufacture and deliver phenoxodiol to us at a port nominated by us. Title to the phenoxodiol does not pass to us until we have paid the purchase price (as described below) and retention of title arrangements apply. We are not obligated to purchase any minimum amount of phenoxodiol from Novogen.
      We must also provide to Novogen at least one year’s advance written notice of the date on which the phenoxodiol product will be first offered for sale commercially.
      If Novogen materially and persistently fails to supply the amount of phenoxodiol ordered by us by the required date, we may manufacture (or engage a third party, without Novogen’s consent, to manufacture) the amount of the shortfall of phenoxodiol until Novogen demonstrates that it is able to consistently supply phenoxodiol in accordance with our requirements. In this case, Novogen must take all reasonable steps to make available to us or the third party, on commercial terms, the know-how necessary to enable that manufacture to occur.

Fees and Charges
      The purchase price for phenoxodiol supplied is the total costs to Novogen plus a mark-up of 50%. The purchase price may be adjusted quarterly by Novogen by reference to the actual costs referred to above for the preceding quarter. If at any time we do not pay any amount due to Novogen, Novogen may suspend the supply of phenoxodiol to us until payment is received. Interest accrues daily on the outstanding balance of all overdue amounts payable to Novogen under the manufacturing license and supply agreement.
      For the fiscal year ended June 2005, we expensed $612,000 in fees under the manufacturing and supply agreement.

Manufacturing Developments and Improvements
      Each party must disclose to the other any new developments, improvements and new know-how relating to the manufacture of phenoxodiol which are made or acquired by it during the term of the agreement. All intellectual property rights in developments, improvements and new know-how made or acquired by Novogen are to be assigned to us. We must provide to Novogen such technical information and assistance as Novogen reasonably requests in order to exercise its rights and perform its obligations.
      Each party acknowledges that nothing in the agreement shall have the effect of transferring or assigning to Novogen any right, title or interest in any intellectual property rights in the phenoxodiol products licensed under the agreement.
      Novogen agrees to notify us immediately on becoming aware of any infringement of the intellectual property rights in the licensed products or any claim by a third party that the activities of the parties under the agreement infringe such third party’s intellectual property rights. If required, Novogen agrees to be a party to any proceedings brought by us in relation to any infringement of intellectual property rights in the licensed products and also agrees, at our cost, to provide all reasonable assistance in relation to such proceedings and to execute such documents as we reasonably require.

Termination
      Either party may terminate the agreement immediately at any time if the other party becomes the subject of certain bankruptcy proceedings, becomes unable to carry out the transactions contemplated by the agreement or breaches its obligations and does not cure such breach within 21 days notice. We may also terminate the agreement immediately if the license agreement expires or is terminated. Novogen may also terminate the agreement immediately if a change of control, as defined in the manufacturing license and supply agreement, occurs without the consent of Novogen.

Limitation of Liability
      The liability of Novogen for breach of conditions or warranties imposed by statute is limited to the replacement of goods, supply of equivalent goods, repair or replacement value of goods or the re-supply or payment for re-supply of services.
The License Option Deed
      Novogen’s subsidiary, Novogen Research Pty Limited has granted our subsidiary, Marshall Edwards Pty Limited, an exclusive first right to accept and an exclusive last right to match any proposed dealing by Novogen with its intellectual property rights with a third party relating to certain synthetic pharmaceutical compounds (other than phenoxodiol) developed by Novogen or its affiliates.

Option Compounds
      The rights relate to all synthetic pharmaceutical compounds, known as Option Compounds, delivered or taken in all forms except topical applications (other than phenoxodiol, which is the subject of the license agreement), developed before or during the term of the deed, by or on behalf of Novogen or its affiliates, which have known applications in the Field of prevention, treatment or cure of cancer in humans.

Dealings in Option Compounds and Exercise of Rights
      Novogen must not, and must ensure that its affiliates other than us do not, deal, solicit entertain or discuss dealings with any intellectual property rights in the Field or in relation to any Option Compounds without giving us an exclusive first right to accept and an exclusive last right to match any such dealing. If we exercise our first right to accept or last right to match, Novogen must deal with the intellectual property rights in favor of us on the terms and conditions proposed. We have 15 business days to exercise those rights and, if we fail to do so, Novogen may deal with those intellectual property rights in favor of a third party provided that the terms are no more favorable to that third party than those first offered to us or which we declined to match.

Protection of Intellectual Property
      Novogen must act in good faith toward us in relation to its obligations under the deed and must ensure that all persons involved in any research or development work in the Field in relation to Option Compounds assign all intellectual property rights relating to the Option Compounds to Novogen. Novogen must also ensure that its affiliates, other than us, do the same. Novogen continues to be solely responsible for the maintenance of any patent rights in the Option Compounds, which it may maintain and enforce at its sole discretion and expense.

Development Reports
      Novogen must provide to us from time to time, and in no event less frequently than every six months, development reports relating to the clinical trials and development of Option Compounds, and must notify us immediately of any regulatory approvals granted and assessments made by any government agency.

Term and Termination
      The term of the deed is sixteen years from the commencement date of the agreement, unless terminated earlier. We may terminate the deed at any time on three months’ notice to Novogen. Either party may terminate the deed immediately at any time if the other party becomes the subject of certain bankruptcy proceedings, becomes unable to carry out the transactions contemplated by the agreement or breaches its obligations and does not cure such breach within 21 days notice.
      Novogen may also terminate the deed immediately if a change of control, as defined in the license option deed, occurs without the consent of Novogen.

The Services Agreement
      Novogen has agreed to provide a range of services to us, or procure that its subsidiaries provide those services.
      These services include providing general assistance and advice on research and development and commercializing phenoxodiol products and other compounds in which we may acquire intellectual property rights in the future, such as Option Compounds in relation to which we have exercised our rights under the license option deed.
      Novogen’s obligations also include providing, within the agreed budgets described below, our needs with respect to secretarial, marketing, finance, logistics, administrative and managerial support. Novogen also plans, conducts and supervises pre-clinical and clinical trials with phenoxodiol and with other compounds in which we have intellectual property rights. Novogen also provides scientific and technical advice on management of pre-clinical and clinical research programs undertaken by us and manages such research provisions. We have guaranteed the obligations of our subsidiary under the services agreement. See “Guarantee and Indemnity Agreement.”
      Novogen may not sub-contract the provision of any part of the services without our prior written consent.

Fees for Services
      We pay services fees to Novogen on a monthly basis in accordance with an agreed annual budget. At the beginning of each financial year Novogen prepares a budget estimate for us with respect to the percentage of time spent by Novogen’s employees and consultants in the provision of services to us in the previous financial year and any relevant considerations which are likely to influence the time spent for the following financial year. Each estimate must include the remuneration paid by Novogen to each person expected to provide the services and the percentage of time Novogen expects those persons will spend on our business, the allocated on-costs attributable to each person, a premises rental charge and a charge for asset usage and general overheads. The total estimate is to be the sum of these charges plus a mark-up of 10%. We also pay Novogen’s reasonable out of pocket expenses incurred in providing the services to us. At the end of the fiscal year an adjustment is made to reflect actual costs incurred where they differ from budget.
      For the fiscal year ended June 2005, we expensed $1,073,000 in fees under the services agreement.

Intellectual Property and Confidentiality
      All intellectual property rights created by Novogen in the performance of the services for or at the request of us are licensed to us. Each party also has obligations to the other party to honor the other’s confidential information.

Termination
      We may terminate our rights and obligations under the services agreement on three months’ written notice to Novogen. Either we or Novogen may terminate the agreement immediately at any time if the other party becomes the subject of certain bankruptcy proceedings, becomes unable to carry out the transactions contemplated by the agreement, breaches its obligations and does not cure such breach within 21 days notice or if a change of control in the other party occurs. Novogen may also terminate the agreement immediately if a change of control, as defined in the services agreement, occurs without the consent of Novogen.
Guarantee and Indemnity Agreement
      We have guaranteed the payment and performance of the obligations of our subsidiary, Marshall Edwards Pty Limited, to Novogen and its subsidiaries, Novogen Laboratories Pty Limited and Novogen Research Pty Limited, under the license agreement, the manufacturing license and supply agreement and the services agreement. Novogen has guaranteed the performance of the obligations of Novogen Research Pty Limited under the license agreement and the obligations of Novogen Laboratories Pty Limited under the manufacturing license and supply agreement to Marshall Edwards Pty Limited. Each of our and Novogen’s obligations in the guarantee and indemnity agreement are absolute, unconditional and irrevocable.

Indemnification
      We and Novogen have each agreed to indemnity the other if either of our respective subsidiaries default in the performance of any obligation under the license agreement, the manufacturing license and supply agreement or the services agreement. The defaulting party must indemnify the other against all losses, liabilities and expenses, including legal expenses on a full indemnity basis, incurred, directly or indirectly, as a result of that default. The party in default must pay the amount of those losses, liabilities and expenses on demand to the non-defaulting party. Furthermore, if Marshall Edwards Pty Limited defaults on its payment obligations, we must pay that money as directed by Novogen.

Termination
      This agreement is a continuing obligation, and remains in full force until all the guaranteed obligations have been irrevocably paid and performed in full.

AUDIT COMMITTEE REPORT
      The Audit committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended June 30, 2005. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Exchange Act except to the extent that we specifically incorporate it by reference into any such filing.
      The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of our financial statements. The audit committee is comprised of Mr. Stephen Breckenridge (chairman), Mr. Philip Johnston, Professor David de Kretser and Professor Paul Nestel, each of whom is an independent director as defined by the applicable Nasdaq and SEC rules. The audit committee held 8 meetings during the fiscal year ended June 30, 2005.
      In fulfilling its responsibilities, the Audit Committee appointed independent auditors BDO for the fiscal year ended June 30, 2005. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their Audit. The Audit Committee also reviewed and discussed with the independent auditors and with management our audited financial statements and the adequacy of our internal controls. The Audit Committee met with the independent auditors, without management present, to discuss the results of our independent auditor’s audits, their evaluations of our internal controls and the overall quality of our financial reporting.
      In 2004, the Company determined that the personnel and management of Novogen who perform our accounting and financial reporting functions pursuant to the Services Agreement are not sufficiently expert in U.S. GAAP and the requirements of the SEC and the Public Company Accounting Oversight Board and that this lack of expertise represents a material weakness in the operation of our internal control over financial reporting.
      In addition, our system of financial reporting was not designed to prepare financial statements in accordance with U.S. GAAP and our system of internal control, in particular our processes to review and analyze elements of the financial statement close process and prepare consolidated financial statements in accordance with U.S. GAAP, has not reduced to a relatively low level the risk that errors in amounts that would be material in relation to those financial statements may occur and may not be detected within a timely period by management in the normal course of business.
      In this regard, we recommended that Novogen engage personnel with expertise or train existing personnel in the following areas:

•	U.S. GAAP;

•	financial reporting in accordance with the SEC regulations;

•	requirements of the Public Company Accounting Oversight Board; and

•	application of technical accounting pronouncements.
      We have sought assurances from Novogen that it will promptly remedy the concerns raised and Novogen has presented to us a plan for addressing these concerns. We believe that Novogen’s plan is designed to ensure that the preparation of our consolidated financial statements, including the processes to review and analyze elements of our financial statement close process, is in accordance with U.S. GAAP and that relevant information about U.S. GAAP, SEC financial reporting requirements, and the requirements of the Public Company Accounting Oversight Board is available to those persons involved in the process by which our financial statements are prepared. Specifically Novogen’s plan provides for additional resources and further training of the Novogen accounting team including:

1) the employment of additional accounting staff on the Novogen accounting team which will enable senior finance staff responsible for the preparation of U.S. GAAP financial reports to spend more time dealing with U.S. GAAP reporting issues;

2) increasing the level of attendance at targeted U.S. GAAP and SEC reporting courses by senior Novogen finance staff responsible for the preparation of U.S. GAAP financial reports and SEC disclosure; and

3) subscribing to additional information networks that provide publications and updates of SEC and U.S. GAAP releases and rule changes and of information about the requirements of the Public Company Accounting Oversight Board.
      During the period covered by the report, Novogen has made significant progress in implementing its plan to address the identified material weakness.
      Novogen has already recruited an additional degree qualified accountant, enabling senior finance staff responsible for the preparation of U.S. GAAP financial reports to spend more time dealing with U.S GAAP reporting issues. Additionally, Novogen’s senior finance staff has completed training courses including the SEC Institute’s SEC Reporting Conference, the SEC Institute’s Workshop on Implementing SOX404 Internal Control Reporting and will continue to evaluate the merits of additional courses as they become available. Novogen has already begun to receive additional publications and updates of SEC, U.S. GAAP and Public Company Accounting Oversight Board requirements and will continue to review the adequacy of this additional information to determine whether additional resources are required.
      Until we are satisfied that we have addressed our needs for sufficient expertise in preparing financial statements required in our filings under the securities law we will seek to mitigate this weakness by conferring with our outside accounting advisors with respect to the technical requirements applicable to our financial statements.
      The implementation of the initiatives described above is among our highest priorities. Our Board of Directors, in coordination with our Audit Committee, will continually assess the progress and sufficiency of these initiatives and make adjustments as and when necessary. As of the date of this report, we believe that the plans outlined above, when completed, will eliminate the weakness in internal accounting control as described above. Nonetheless, a control system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the control system are met, and no evaluation of controls can provide absolute assurance that all control issues have been detected.
      The Audit Committee monitored the independence and performance of the independent auditors. The Audit committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No 61 as amended by Statements on Auditing Standards No 90 (Communication with Audit Committees). The Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No 1, and considered the compatibility of non-audit services with the auditors’ independence.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the SEC.

Mr. Stephen Breckenridge
Mr. Philip Johnston
Professor David de Kretser
Professor Paul Nestel

INDEPENDENT AUDITORS’ FEES
      The following presents aggregate fees billed to us for the fiscal years ended June 30, 2005 and June 30, 2004 by BDO our independent auditors and principle outside accountants and Ernst & Young, our former independent auditors and principle outside accountants.
Audit Fees
      Audit fees were $83,000 and $95,000 for the years ended June 30, 2005 and June 30, 2004, respectively. The fees were for professional services rendered for audits of our annual consolidated financial statements and for reviews of the Company’s quarterly reports on Form 10-Q.
Audit Related Fees
      There were no audit related fees for the year ended June 30, 2005. Audit-related fees were $119,250 for the year ended June 30, 2004 related to the audit of the Company’s registration statement filed with the SEC in December 2003.
Tax Fees
      Tax fees were $8,850 and $5,450 for the years ended June 30, 2005 and June 30, 2004, respectively. Tax fees were incurred in connection with the preparation of tax returns.
All Other Fees
      There were no other fees billed by BDO or Ernst & Young in the years ended June 30, 2005 or June 30, 2004.
PRE-APPROVAL POLICIES AND PROCEDURES
      The Audit Committee has adopted a policy and the procedure for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case by case basis.
      The services provided above for 2005 were 90% audit services, 0% audit related fees and 10% tax fees. The services provided for 2004 were 43% audit services, 55% audit related fees and 2% tax fees.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the Securities and Exchange Commission. Such officers, directors and 10% stockholders of the Company are also required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on the Company’s review of the copies of the forms furnished by such persons, the Company believes that, for the fiscal year ended June 30, 2005, officers, directors and 10% stockholders filed all required 16(a) forms on a timely basis.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      For the fiscal year ended June 30, 2005, the members of the Remuneration Committee were Mr. Philip Johnston, Professor de Kretser and Mr. Stephen Breckenridge. All of the Remuneration Committee members during the fiscal year ended June 30, 2005 were non-employee directors and not former officers. During the fiscal year ended June 30, 2005, no executive officer served as a member of a board of directors or compensation committee of a corporation where any of its executive officers served on the Company’s Remuneration Committee or Board of Directors.
CODE OF ETHICS
      We have adopted a Code of Business and Ethics policy that applies to our Directors and employees (including our principal executive officer and our principal financial officer), and have posted the text of our policy on our website (www.marshalledwardsinc.com).
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
      To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received in writing, addressed to our Corporate Secretary and be received at our executive offices at 140 Wicks Road, North Ryde Sydney NSW Australia 2113 no later than the close of business on July 3, 2006.
GENERAL
      Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.
      A copy of the Company’s most recent Annual Report on Form 10-K is available on the Company’s website at www.marshalledwardsinc.com or can be made available without charge upon written request to: Marshall Edwards, Inc., 140 Wicks Road, North Ryde, New South Wales 2113, Australia, Attention: Secretary.
OTHER INFORMATION
      The Company will pay all costs, estimated at $18,000, in the aggregate, of soliciting proxies for the Annual Meeting. Computershare Investor Services, LLC, our transfer agent, is assisting the Company in the mailing of the proxies for an approximate fee of $15,000. In addition to solicitation by mail, proxies may be solicited in person, by telephone, telecopy or other means, or by Directors, officers and regular employees of the Company who will not receive additional compensation for such solicitations. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David R. Seaton
David R. Seaton
Chief Financial Officer and Secretary

APPENDIX A — AUDIT COMMITTEE CHARTER
Purpose
      The Audit Committee (the “Committee”) has been appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, (4) the compliance by the Company with legal and regulatory requirements and (5) policies with respect to risk management and risk assessment.
      The Committee is also responsible for preparing an annual report on its activities for inclusion in the Company’s proxy statement.
Committee Membership
      The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of NASDAQ.
      The members of the Committee will be appointed by the Board. The members of the Committee shall serve until their resignation, retirement, or removal. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office. The removal of committee members does not take effect until their successors are appointed.
Meetings and Procedures
      1. The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. A majority of the members of the Committee shall constitute a quorum.
      2. The Committee shall meet with the independent auditors, the senior personnel performing the Company’s internal audit function, and management in separate meetings, as often as it deems necessary and appropriate in its judgment.
      3. The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.
      4. The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.
      5. The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.
      6. The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.
      7. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.
      8. The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.
      9. The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting and other advisors, and the Company shall provide appropriate funding for the Committee to retain any such advisors without requiring the Committee to seek Board approval.

Committee Responsibility and Authority.
      The responsibility and authority of the Committee shall include the following.

1. The Committee shall have the sole authority to appoint, retain and terminate the Company’s independent auditors, subject if applicable, to shareholder ratification. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Committee shall consult with management but shall not delegate these responsibilities.

2. As required by the NASDAQ , the Committee shall, at least annually, obtain and review a report by the independent auditor describing: (a) the firm’s internal quality control procedures; (b) any material issues raised by (i) the most recent internal quality-control review (or peer review) of the firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, in respect of any of its partners and or any one or more audits carried out by the firm, and any steps taken by the independent auditor to deal with the issues raised; and (c) all relationships between the independent auditor and the Company.

The Committee shall evaluate the qualifications, performance and independence of the independent auditor (in light of applicable legal or stock exchange independence standards then in effect), including considering whether the auditors quality controls are adequate. The committee shall, after taking into account the opinion of management, have the sole authority and responsibility for the approval of the appointment of the independent auditor to undertake permitted non audit services and in so doing, shall evaluate whether such provision is compatible with maintaining the auditors independence.

3. The Committee shall discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements including the Company’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations”. The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10K.

4. The Committee shall generally discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. It is not expected that the Committee will pre-approve each such release or guidance. The Committee Chair (or another Committee member acting as Chair), as representative of the Committee shall discuss the Company’s quarterly earnings press releases with management and the independent auditor prior to public release.

5. The committee shall, as appropriate, obtain advice and assistance from outside legal, accounting and other advisors without the need to first obtain the approval of the Board

6. The Committee shall review the Company’s policies with respect to risk management and risk assessment.

7. The Committee shall meet separately, periodically, with the Company’s management and with representatives of the independent auditors.

8. The Committee shall review with the independent auditor, audit problems or difficulties encountered by the independent auditor in the course of its annual audit work, and managements response.

9. The Committee shall set clear Company policies for hiring employees or former employees of the independent auditors.

10. The Committee shall meet with the independent auditor and the Company’s internal auditors prior to the commencement of the annual audit to review the planning and scope of the audit.

11. The Committee shall discuss with the independent auditor the matters required to be discussed by (a) Statement on Auditing Standards No. 61 as it may be amended, relating to the conduct of the audit, and (b) Statement of Auditing Standards No 71, as it may be amended (“SAS 71”), relating to the conduct of a review of interim financial information.

12. The Committee shall review with the independent auditor the items as to which the independent auditors are required to report to the Committee pursuant to Section 10A(k) of the Securities and Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder, as in effect from time to time. These include (a) all critical accounting policies and practices to be used; (b) all alternative treatments for financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management.

The Committee shall discuss with management and the independent auditor significant financial reporting issues and judgements made in connection with the preparation of the Company’s financial statements, including any significant change in the company’s selection or application of accounting principles, any major issues relating to the adequacy of the Company’s internal controls and any steps adopted in the light of material control deficiencies.

13. The Committee shall review with the independent auditor (a) any management letter provided by the auditor and management’s response to that letter and (b) a summary of the major audit reports issued by the internal audit department and management’s response thereto.

14. The Committee shall review with the independent auditors, internal auditors and management major changes to the Company’s accounting principles and practices.

15. The Committee shall review with the Company’s General Counsel legal matters, including but not limited to actual or threatened litigation, that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

16. The Committee shall obtain from management and review with the company’s patent attorney a report on all the patent and intellectual property rights of the company as of the year end date, with a view of ensuring the title of all the intellectual property assets are protected and current.

17. As required by NASDAQ the Committee shall maintain procedures for the receipt and retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential and anonymous submission by Company employees of concerns regarding accounting and auditing matters.

18. The Committee shall report to the Board regularly on its actions and deliberations.

19. The Committee shall exercise such other powers and authority as the Board shall from time to time confer upon it.
Limitation of Committee’s Role
      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Marshall Edwards, Inc.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A.	Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold
01	Professor Graham E. Kelley	☐	☐

02	Christopher Naughton	☐	☐

B.	Issues

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
Ratification of appointment of BDO as auditors		☐	☐	☐
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
Approval of voluntary cancellation of the trading of the Company’s common stock, par value US$0.00000002 per share, on the Alternative Investment Market of the London Stock Exchange.	☐	☐	☐
C. Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.	Date (mm/dd/yyyy)

/ /

Proxy — Marshall Edwards, Inc.

Proxy Solicited by Board of Directors for Annual Meeting (November 30, 2005)
The undersigned hereby appoints Philip Johnston and David Seaton and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote your shares of Marshall Edwards, Inc. Common Stock at the Annual Meeting of Stockholders of Marshall Edwards, Inc. to be held on Wednesday, November 30, 2005, at 9:00 am (local time) at Manchester Grand Hyatt San Diego, One Market Place, San Diego, California, and at any adjournments thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE ON THIS MATTER, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED AND FOR PROPOSAL 2 (RATIFICATION OF BDO AS AUDITORS) AND PROPOSAL 3 (APPROVAL OF THE CANCELLATION OF THE COMPANY’S COMMON STOCK FROM TRADING ON THE ALTERNATIVE INVESTMENT MARKET OF THE LONDON STOCK EXCHANGE).